CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement of SCNV Acquisition Corp., filed in form SB-2.



                                       /s/ Arthur Andersen LLP



New York, New York
January 8, 1998